Exhibit 10.14
SUPPLEMENT NO. 3 TO GUARANTEE
SUPPLEMENT NO. 3, dated as of May 3, 2019 (this “Supplement”), to the GUARANTEE, dated as of January 12, 2011 (the “Guarantee”), among each of the subsidiaries of INTELSAT JACKSON HOLDINGS S.A., a société anonyme existing under the laws of Luxembourg (the “Borrower”), listed on Annex A to the Guarantee (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
A.Reference is made to that certain Credit Agreement, dated as of January 12, 2011 (as amended by Amendment and Joinder Agreement, dated as of October 3, 2012, and as further amended by Amendment No. 2 and Joinder Agreement, dated as of November 27, 2013, and as further amended by Amendment No. 3 and Joinder Agreement, dated as of November 27, 2017, and as further amended by Amendment No. 4, dated as of December 12, 2017, and as further amended by Amendment No. 5 and Joinder Agreement, dated as of January 2, 2018, and as further amended by Amendment No. 6, dated as of November 8, 2018, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INTELSAT CONNECT FINANCE S.A., the Borrower, the lending institutions from time to time parties thereto (the “Lenders”), the Administrative Agent, BANK OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC and J.P. MORGAN SECURITIES LLC, as Joint Lead Arrangers, BANK OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC, J.P. MORGAN SECURITIES LLC, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC., MORGAN STANLEY SENIOR FUNDING, INC. and UBS SECURITIES LLC, as Joint Bookrunners, CREDIT SUISSE SECURITIES (USA) LLC and J.P. MORGAN SECURITIES LLC, as Co-Syndication Agents, BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents, HSBC BANK USA, N.A., GOLDMAN SACHS PARTNERS LLC and RBC CAPITAL MARKETS, as Co-Managers, BANK OF AMERICA, N.A., as a Letter of Credit Issuer, and JPMORGAN CHASE BANK, N.A., CITIGROUP GLOBAL MARKETS, INC., MORGAN STANLEY SENIOR FUNDING, INC., MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED and GOLDMAN SACHS LENDING PARTNERS, LLC, as Joint Lead Arrangers for Amendment No. 5.

B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C.The Guarantors have entered into the Guarantee in order to induce the Administrative Agent, Co-Syndication Agents, Joint Lead Arrangers, Joint Bookrunners, the Lenders, Co-Documentation Agents, Co-Managers, the Letter of Credit Issuers and Joint Lead Arrangers for Amendment No. 5 to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Credit Parties. Section 9.11 of the Credit Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. The undersigned, Intelsat US Finance LLC (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.
Accordingly, the Administrative Agent and the New Guarantor agree as follows:
SECTION 1. In accordance with Section 18 of the Guarantee, the New Guarantor by its signature below hereby becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder, and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee shall be deemed to include the New Guarantor. The Guarantee is hereby incorporated herein by reference.
SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity and subject to mandatory Luxembourg law provisions.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Supplement shall become effective as to the New Guarantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.
SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.
SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

INTELSAT US FINANCE LLC, as the New Guarantor

By: INTELSAT ALLIANCE LP, its Sole Member

By: INTELSAT GENESIS GP LLC, as General Partner of Intelsat Alliance LP

By:     /s/ Jacques Kerrest
Name: Jacques Kerrest
Title: Executive Vice President & Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:    /s/ Don B. Pinzon
Name: Don B. Pinzon
Title: Vice President